Exhibit 99.1

PAUL PRESSLER JOINS GAP INC. BOARD OF DIRECTORS

SAN FRANCISCO—October 28, 2002—Paul Pressler, President and Chief Executive Officer of Gap Inc. (NYSE:GPS), was appointed today to the company’s Board of Directors, said company Chairman Donald Fisher.

Mr. Pressler, 46, joined the company as President and CEO in September 2002. All Gap Inc. Board members are elected annually to one-year terms at the company’s annual shareholders meeting in May.

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Gap Inc. is a leading international specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic and Old Navy brand names. Fiscal 2001 sales exceeded $13.8 billion. As of October 5, 2002, Gap Inc. operated 4,277 store concepts (3,152 store locations) in the United States, the United Kingdom, Canada, France, Japan and Germany. In the United States, customers also may shop the company’s online stores at gap.com, BananaRepublic.com and oldnavy.com.

Gap Inc. Media Contact:
Alan Marks
415-427-6561